EXHIBIT 10.1
TENTH AMENDMENT TO AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

THIS TENTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of May 18, 2023, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), and U.S. Bank National Association, as administrative agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).
RECITALS:
A.The Seller, U.S. Bank, and the Agent are parties to an Amended and Restated Master Repurchase Agreement dated as of September 16, 2016 (as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 10, 2017, that certain Second Amendment to Amended and Restated Master Repurchase Agreement dated as of August 9, 2018, that certain Third Amendment to Amended and Restated Master Repurchase Agreement dated as of May 23, 2019, that certain Fourth Amendment to Amended and Restated Master Repurchase Agreement dated as of May 21, 2020, that certain Fifth Amendment to Amended and Restated Master Repurchase Agreement dated as of September 24, 2020, that certain Sixth Amendment to Amended and Restated Master Repurchase Agreement dated as of March 25, 2021, that certain Seventh Amendment to Amended and Restated Master Repurchase Agreement dated as of May 20, 2021, that certain Eighth Amendment to Amended and Restated Master Repurchase Agreement dated as of December 21, 2021, and that certain Ninth Amendment to Amended and Restated Master Repurchase Agreement dated as of May 19, 2022 and as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”).
B.The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT:
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.Amendments.
2.1.The following definitions set forth in Section 1.2 of the Repurchase Agreement are added or amended and restated, as applicable, to read in their entireties as follows:
“Daily Reset Term SOFR Rate” means the greater of (a) zero and (b) the one-month forward-looking term rate based on SOFR quoted by the Agent from the Term SOFR Administrator’s Website (or other commercially available source providing such quotations as may be selected by the Agent from time to time), which shall be that one-month Term SOFR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; provided that if the Term SOFR rate is not published on such New York Banking Day due to a holiday or other
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circumstance that the Agent deems in its sole discretion to be temporary, the applicable Term SOFR rate shall be the Term SOFR rate last published prior to such New York Banking Day.
“High LTV Mortgage Loan” means a Mortgage Loan that is a first-priority Single-family Loan that (i) is originated in compliance with, and fully conforms to all underwriting criteria applicable to VA Interest Rate Reduction Refinance Loan (“IRRRL”) program, or (ii) is FHA insured, VA guaranteed or guaranteed or provided under the USDA Rural Development program and has a loan-to-value ratio in excess of one hundred percent (100%) but not greater than one hundred and five percent (105%), calculated after giving effect to any mortgage insurance, guaranty or funding fees. Advance rates may be based upon unpaid principal balance.
“New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.
“SOFR Margin” means 1.70%.
“Termination Date” means the earlier of (a) May 16, 2024, or (b) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
2.2.Seller Request Timing. Section 3.1(c) is amended to replace each reference to “2:00 p.m.” with “2:30 p.m.”
2.3.Facility Fee. Section 9.1 of the Repurchase Agreement is amended by replacing the Facility Fee of “twelve and a half one hundredths of a percent (0.125%) per annum” with a Facility Fee of “ten one hundredths of a percent (0.10%) per annum”.
2.4.Exhibits and Schedules. Each of Schedule AI and Schedule BC to the Repurchase Agreement is amended and restated in its entirety as set forth on Schedule AI and Schedule BC hereto, respectively.
Section 3.Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:
3.1.delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original;

3.2.delivery to the Agent of a certificate by the Secretary or Assistant Secretary of the Seller (i) certifying that the resolutions adopted by the Seller’s board of directors on September 12, 2016, remain in full force and effect, authorizing the Seller to enter into this Amendment, (ii) certifying that there has been no amendment to the Articles of Incorporation of the Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, (iii) certifying that there has been no amendment to the By-Laws of Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, and (iv) a certification as to the incumbency, names, titles, and signatures of the officers of the Seller authorized to execute this Amendment and the other instruments executed by the Seller in connection with this Amendment; and
3.3.delivery to the Agent of such other documents as it may reasonably request.
Section 4.Miscellaneous.
4.1.Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
4.2.Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
4.3.Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
4.4.Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.
4.5.Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.6.Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

4.7.Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
4.8.Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
4.9.ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:
HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer

By: /s/ Clare Wilson
Name: Clare Wilson
Title: Assistant Treasurer

AGENT AND BUYER:
U.S. BANK NATIONAL ASSOCIATION,
as Agent and Buyer

By: /s/ Rodney Davis
Name: Rodney Davis
Title: Senior Vice President
Signature Page
Tenth Amendment

SCHEDULE AI TO
TENTH AMENDMENT TO
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
SCHEDULE AI
To Master Repurchase Agreement

ProMerit Approved Investors List
Investor	S&P CP Rating	Moody's CP Rating	Related Parent Company Carrying CP rating	Product Eligibility
Amerihome Mortgage	N/A	N/A		Conf/Non-Conf
Bayview Acquisitions, LLC	N/A	N/A		Conf/Non-Conf
Citibank	A1	P-1		Conf/Non-Conf
Essex Mortgage	N/A	N/A		Conf
Federal Home Loan Mortgage Corp	N/A	N/A		Conf
Federal National Mortgage Assoc	N/A	N/A		Conf
Flagstar Bank	N/A	P-2		Conf/Non-Conf
Freedom Mortgage Corporation	N/A	N/A		Conf
GNMA	N/A	N/A		Conf
J.P. Morgan Mortgage Acquisition Corp.	A1	P-1	JPMorgan Chase Bank	Conf/Non-Conf
JPMorgan Chase Bank	A1	P-1		Conf/Non-Conf
Lakeview Loan Servicing, LLC	N/A	N/A		Conf/Non-Conf
MAXEX Clearing LLC	N/A	N/A		Conf/Non-Conf
Mr. Cooper	N/A	N/A		Conf/Non-Conf
NewRez, LLC	N/A	N/A		Conf/Non-Conf
NORTHPOINTE BANK	N/A	N/A		Conf/Non-Conf
Penny Mac Corporation	N/A	N/A		Conf/Non-Conf
PHH Mortgage Corporation	N/A	N/A		Conf/Non-Conf
Planet Home Lending, LLC	N/A	N/A		Conf
Plaza Home Mortgage, Inc.	N/A	N/A		Conf
Redwood Trust	N/A	N/A		Conf/Non-Conf
The Money Source	N/A	N/A		Conf/Non-Conf
Truist Bank	A1	P-1		Conf/Non-Conf
U.S. Bank Home Mortgage	A1	P-1	U.S. Bank National Association	Conf/Non-Conf
Wells Fargo Bank, N.A.	A1	P-1	Wells Fargo & Company	Conf/Non-Conf
Housing Agencies
Colorado Housing and Finance Authority	N/A	N/A		Conf
Schedule AI

SCHEDULE BC TO
TENTH AMENDMENT TO
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
SCHEDULE BC
To Master Repurchase Agreement

The Buyers’ Committed Sums
(in dollars)

Buyer	Except as provided in the below chart, Committed Sum for any period:
U.S. Bank National Association	$75,000,000
Maximum Aggregate Commitment	$75,000,000

Buyer	Committed Sum for June 22, 2023 through and including July 25, 2023	Committed Sum for September 21, 2023 through and including October 24, 2023	Committed Sum for December 21, 2023 through and including January 30, 2024	Committed Sum for March 21, 2024 through and including April 24, 2024
U.S. Bank National Association	$125,000,000	$125,000,000	$150,000,000	$125,000,000
Maximum Aggregate Commitment	$125,000,000	$125,000,000	$150,000,000	$125,000,000
Schedule BC